ACADIA ACQUISITION PARTNERS, L.P.
SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

Investor Name: United Property & Casualty Insurance Company
Dated as of March 30, 2011

Investor Address:

360 Central Avenue
Suite 900
St. Petersburg, FL 33701
Email: dcronin@upcic.com
Section 1.
1.1    Subscription. Pursuant to and in accordance with the terms of the Agreement of Limited Partnership of Acadia Acquisition Partners, L.P. (the “Partnership”) dated as of March 30, 2011 (the “Partnership Agreement”), the undersigned investor (the “Investor”) hereby subscribes to purchase a Class A Partnership Interest in the Partnership with a Deemed Capital Contribution of $2,250,000 and a Partner Percentage on the date hereof of 55.56% (the “Interest”), on the terms and conditions described in this Subscription and Investment Representation Agreement (this “Agreement”). Defined terms not defined herein shall have the meanings ascribed to them in the Partnership Agreement. The Partnership has been organized to purchase, through its wholly-owned subsidiary HRM Acquisition Corp. (“Merger Sub”), from Kingsway America, Inc. (“Kingsway”), all of the capital stock of Hamilton Risk Management Co. (“HRM”).
1.2    Consideration. The Investor and the Partnership acknowledge and agree that the Interest to be acquired hereunder is being issued in consideration for the Investor purchasing a $2,250,000 original principal amount Promissory Note of Merger Sub (the “Note”) pursuant to a Note Purchase Agreement among Merger Sub, the Investor and any subsequent note purchasers (the “Note Purchase Agreement”), and agrees that the Interest shall not be issued unless and until full payment for the Note has been made by the Investor to Merger Sub.
Section 2.
2.1    Restrictions on Transferability of Interest.
(a)    The Investor understands, acknowledges and agrees that the Interest is not, and will not be, registered under the Securities Act of 1933, as amended (the “Act”).
(b)    The Investor understands, acknowledges and agrees that by virtue of the provisions of certain rules relating to “restricted securities” promulgated under the Act, the Interest which the Investor has subscribed for hereby must be held indefinitely, unless and until subsequently registered under the Act and/or applicable state securities laws or unless an exemption from registration is available, in which case the Investor may still be limited with respect to the extent to which such Interest may be transferred.
(c)    The Investor understands, acknowledges and agrees that, as a result of the above restrictions, the investment in the Interest is not liquid, and the Investor must bear the economic risk of this purchase for an indefinite period of time.
Section 3.
3.1    Investor Representations and Warranties. The Investor hereby acknowledges, represents and warrants to, and agrees with, the Partnership as follows:
(a)    The Partnership is being formed by Kingsway as the General Partner of the Partnership in a transaction that is not arms’ length for the purpose of the Partnership, through Merger Sub, acquiring HRM pursuant to that certain Stock Purchase Agreement dated on or about the date hereof between Merger Sub and Kingsway (the “SPA”). Further:
(i)    at the time of the Merger Sub’s acquisition of HRM and in consideration therefor, Merger Sub will have issued to Kingsway (A) two promissory notes in the aggregate original principal amount of $15,000,000 (the “Kingsway Notes”) and (B) the Class B Partnership Interest in the Partnership; and
(ii)    the Investor has had the opportunity to read and understand the SPA (and all related documents) that govern Merger Sub’s acquisition of HRM and the issuance of the Kingsway Notes and Class B Partnership Interest.
(b)    The Investor is acquiring the Interest for the Investor’s own account, for investment purposes only, and not with a view to or for the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Interest.
(c)    The Investor acknowledges that the offering and sale of the Interest is intended to be exempt from registration under the Act. In furtherance thereof, the Investor represents and warrants to and agrees with the Partnership that:
(i)    The Investor is an “Accredited Investor” as such term is defined under Regulation D promulgated under the Act, has the financial ability to bear the economic risk of this investment (including the possible loss of the entire investment), has adequate means for providing for current needs and contingencies and has no need for liquidity with respect to the investment in the Partnership; and

(ii)    The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Interest and has performed such evaluation having obtained or had the opportunity to obtain sufficient information concerning (x) HRM, (y) the Partnership and (z) Merger Sub from the Partnership or its General Partner.
(d)    The Investor:
(i)    has been provided an opportunity to obtain additional information and ask questions and receive answers concerning the Partnership, its General Partner, HRM, Merger Sub and the Partnership Agreement, and confirms that all information requested by the Investor pertaining to this investment or to the Partnership, its General Partner, HRM, Merger sub and/or their operations has been made available or delivered to the Investor; and
(ii)    has determined that the Interest is a suitable investment for the Investor and that the Investor, or if the Investor is purchasing the Interest in a fiduciary capacity, the person or entity for whom the Investor is so purchasing, can afford a complete loss of this investment.
(e)    In making the decision to purchase the Interest herein subscribed for, the Investor has relied solely upon independent investigations made by the Investor or duly qualified and appointed representative(s) of the Investor and the representations and warranties of the Partnership set forth in Section 3.2 hereof and Merger Sub in the Note Purchase Agreement. The Investor may not rely on the Partnership, its General Partner, Merger Sub or Kingsway (or any of their stockholders, members, directors, officers, partners, managers, affiliates or agents) with respect to any information or action concerning the investment itself or the investment’s (x) suitability, merits, risk of loss, or opportunity for gain, (y) tax implications, considerations, or consequences, or (z) other economic considerations.
(f)    The Investor understands and agrees to the Restrictions on Transferability described in Section 2.1 above and in the Financing Documents (as defined in the Note Purchase Agreement) and further agrees that the Investor will not sell or otherwise transfer the Interest without compliance with applicable provisions of the Partnership Agreement, the Financing Documents or Federal and state securities laws or exemptions therefrom.
(g)    No representations or warranties other than those contained in Section 3.2 below or in the Financing Documents have been made to the Investor by the Partnership, its General Partner, Merger Sub or Kingsway or any of their stockholders, members, directors, officers, partners, managers, affiliates or agents.
(h)    Any information which the Investor has heretofore furnished to the Partnership with respect to the Investor’s financial position and business experience, including the representations and warranties of the Investor contained in this Agreement, is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to the acceptance of his subscription for the Interest, the Investor will immediately furnish such revised or corrected information to the Partnership.
(i)    The Investor is empowered, authorized and qualified to become a partner of the Partnership.
(j)    The Investor understands that the Interest purchased hereunder will be subject to restrictions and limitations contained in the Partnership Agreement and that certificates, if any, representing the Interest will contain legends in accordance with applicable securities laws and as required in the Partnership Agreement.
3.2    Representations and Warranties of the Partnership. The Partnership hereby represents and warrants that, as of the date of this Agreement, the execution, delivery and performance of this Agreement, and the issuance of the Interest has been duly authorized by the Partnership, and constitutes a valid and binding obligation of the Partnership, enforceable in accordance with its terms.
3.3    Indemnifications. The Investor acknowledges that Investor understands the meaning and legal consequences of the Investor’s representations and warranties contained herein, and hereby agrees to indemnify and hold harmless the Partnership, its General Partner, Merger Sub, Kingsway and each stockholder, member, director, officer, partner, manager, affiliate or agent thereof, from and against any and all loss, damage or liability due to or arising out of a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by Investor shall in any manner be deemed to constitute a waiver of any rights under Federal or applicable state securities laws.
[signature page follows]

[signature page to Subscription Agreement of Acadia Acquisition Partners, L.P.]
IN WITNESS WHEREOF, the Investor and the Partnership have caused their duly authorized representatives to execute and deliver this Subscription Agreement.

ACADIA ACQUISITION PARTNERS, L.P. By: Acadia GP, LLC, its General Partner By: /s/ William A. Hickey, Jr. William A. Hickey, Jr. A Manager	UNITED PROPERTY & CASUALTY INSURANCE COMPANY By: __________________________ Its